                                 EXHIBIT 8(a)-3

                                 LEW MAGRAM LTD.

                              EMPLOYMENT AGREEMENT

               EMPLOYMENT AGREEMENT made as of this ___ day of _______, 1998 by and between LEW MAGRAM LTD., a New York corporation (hereinafter referred to as "Employer"), a wholly-owned subsidiary of Diplomat Corporation, a Delaware corporation ("Parent") and STEPHANIE SOBEL, (hereinafter referred to as "Employee");

                              W I T N E S S E T H:

               WHEREAS, Employer desires to employ Employee as Senior Vice President of Merchandising; and

               WHEREAS, Employee is willing to be employed as Senior Vice President of Merchandising in the manner provided for herein, and to perform the duties of Senior Vice President of Merchandising of Employer upon the terms and conditions herein set forth;

               NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

               1. Employment of Employee. Employer hereby employs Employee as Senior Vice President of Merchandising.

               2. Term. The term of this Agreement shall commence on the execution hereof (the "Commencement Date") and expire three (3) years from such date (which, with renewals, if any, the "Term"). Each 12 month period from the Commencement Date forward during the Term shall be referred to as an "Annual Period." After three years from the Commencement Date, this Agreement shall automatically renew annually unless either Employer or Employee gives notice not to renew at least one hundred eighty (180) days prior to the end of the applicable annual period. During the Term, Employee shall devote substantially all of her business time and efforts to Employer and its subsidiaries and affiliates.

               3. Duties. Employee hereby agrees that, throughout the period of her employment hereunder, she shall devote her business time, attention, knowledge and skills, diligently in furtherance of the business of Employer, shall perform the duties assigned to her by the Board of Directors of Employer (the "Board") consistent with her executive position at Lew Magram, Ltd. immediately prior to the date hereof, and shall observe and carry out such rules and regulations, policies and directions as Employer may from time to time establish. During the term of this Agreement, Employee shall do such traveling as may be reasonably required of her in the performance of her duties on behalf of Employer consistent with travel during periods prior to the


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date hereof. Employee shall be available to confer and consult with and advise the officers and directors of Employer at such times during business hours that may be reasonably required by Employer. Employee shall report directly and solely to the President of Employer.

               4.     Compensation.

                      (a) Employee shall be paid a minimum of $172,500 for each Annual Period such amount to be increased, if Parent is profitable for the fiscal year ending September 30, 1998, in an amount determined by the majority of the noninterested members of the Board excluding Employee Board of Directors at the Board's discretion. Employee shall be paid periodically in accordance with the policies of the Employer during the term of this Agreement, but not less frequently than monthly. Employee is eligible for an annual bonus, if any, which will be determined and paid in accordance with policies set from time to time by the Board in addition to amounts received from the Total Bonus Pool pursuant to Section 10 hereof.

                      (b) Employee shall be entitled to participate in and receive the benefits of all pension, profit-sharing, deferred compensation, retirement, hospitalization, insurance, medical or dental or other benefit plan or arrangement generally available to executive employees of Parent or Employer as may now or hereafter exist; provided that Employer shall provide Employee medical benefits consistent with Lew Magram Ltd.'s former policies. Employee shall also be entitled to participate in or receive all other benefits and perquisites generally available to senior executives of Employer or Parent that may be in effect from time to time during the Employee's employment hereunder. Employer shall be under no obligation to institute or continue the existence of any such employee plan, benefit or perquisite. Parent shall consider adopting a deferred compensation/retirement benefits plan, in which, upon adoption, Employee shall be permitted to participate.

               5. Expenses. Employer shall reimburse Employee, promptly upon presentation of receipts or vouchers thereof, for all expenses reasonably incurred by her in connection with the performance of her duties hereunder and the business of Employer, in accordance with policies of Employer from time to time in effect. Until expiration of the current automobile lease, Employer shall furnish Employee a standard size automobile or minivan automobile for so long as Employee shall remain in the employ of Employer for her exclusive use in connection with the business of Employer by paying the existing lease payments, insurance and all costs incident to the maintenance and operation of such automobile. After the current lease expires, Employee will be entitled to an automobile procedurally consistent with Parent's policies. Employer shall pay lease payments, insurance and maintenance not to exceed $8,000 per Annual Period.

               6. Vacation. Employee shall be entitled to receive three (3) weeks paid vacation time after each year of employment upon dates agreed upon by Employer. Upon separation of employment, for any reason, vacation time accrued and not used shall be paid at the salary rate of Employee in effect at the time of employment separation.



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               7.     Employee's Representations. Employee is free to enter into this Employment Agreement and to perform each of the provisions contained herein. Employee represents and warrants that Employee is not restricted or prohibited, contractually or otherwise, from entering into and performing this Employment Agreement, and that Employee's execution and performance of this Employment Agreement is not a violation or breach of any agreement between Employee and any other person or entity.

               8. Nondisclosure of Confidential Information; Ownership of Intellectual Property Rights; Non Competition; Covenant Not to Compete.

                      (a) Nondisclosure of Confidential Information. During the term of this Employment Agreement and at all times thereafter, Employee will keep confidential and will not directly or indirectly divulge to anyone nor use or otherwise appropriate for Employee's own benefit, or on behalf of any other person, firm, partnership or corporation by whom Employee might subsequently be employed or otherwise associated or affiliated with, any Confidential Information (as defined herein). For this purpose, "Confidential Information" means any and all trade secrets or other confidential information of any kind, nature or description relating to the business of Employer, provided that such information is not and does not in the future become known or available to third parties or general economic trade information known to the industry generally, both of which does not arise as a result of a disclosure by Employee or her agents.

                      (b) Employer Materials. All reports and analysis, designs, drawings, contracts, contractual arrangements, specifications, computer software, computer hardware and other equipment, computer printouts, computer disks, documents, memoranda, notebooks, correspondence, files, lists and other records, and the like, and all photocopies or other reproductions thereof, relating to the business of Employer which Employee shall prepare, use, construct, observe, possess or control, except Employee copies of all such documents which pertain to Employee ("Employee Materials"), shall be and remain the sole property of Employer. Upon termination of this Employment Agreement, Employee shall deliver promptly to Employer all such Employer Materials.

                      (c) Certain Restrictions on Business Activities. During the term of this Employment Agreement, Employee agrees that:

                             (i)    Business Activities. She will not, directly
or indirectly, own an interest in, operate, join, control or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder or principal of any corporation, partnership, proprietorship, firm, association, person or other entity providing services and/or products or a combination thereof which directly or indirectly compete with Employer's business, and she will not undertake planning for or organization of any business activity directly competitive with Employer's business, except for the period after notice of non-renewal of Employee's employment, or combine or conspire with other employees or representatives of Employer's business for the purpose of


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

organizing any such competitive business activity, except the purchase of less than four percent (4%) of the stock of a publicly traded company which is not affiliated with Employer.

                             (ii)   Solicitation of Employees, Etc. During the
form of this Agreement and six (6) months thereafter, she will not, directly or indirectly or by action in concert with others, induce or influence (or seek to induce or influence) any person who is engaged (as an employee, agent, independent contractor or otherwise) by Employer to terminate his or her employment or engagement.

                      (d) Covenant Not to Compete. Employee covenants and agrees that, if Employee's employment with Employer is terminated other than by Employer without Cause (as defined herein) at any time, for a period of six (6) months after the date of such termination, Employee will not engage or be engaged, in any capacity, directly or indirectly, including but not limited as employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than a four percent (4%) equity interest in any enterprise the securities of which are publicly traded) in any business entity doing business in the United States engaged in direct competition with the business conducted by Employer on the date of termination. This Covenant Not to Compete shall survive the termination or expiration of the other provisions of this Employment Agreement. If any court determines that this Covenant Not to Compete, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

                      (e) Severability. Employee agrees, in the event that any provision of this Section 8 or any word, phrase, clause, sentence or other portion thereof shall be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Section 8 as modified legal and enforceable to the fullest extent permitted under applicable laws. The validity and enforceability of the remaining provisions or portions thereof shall not be affected thereby and shall remain valid and enforceable to the fullest extent permitted under applicable laws. A waiver of any breach of the provisions of this Section 8 shall not be construed as a waiver of any subsequent breach of the same or any other provision.

               9.     Termination.

                      (a)    Termination by Employer.

                             (i)    Employer may terminate this Agreement upon

written notice for Cause. For purposes hereof, "Cause" shall mean (A) engaging by the Employee in conduct that constitutes activity in direct competition with Employer's businesses; (B) the conviction of Employee for the commission of a felony; (C) the habitual abuse of alcohol or controlled substances; (D) deliberate actions taken by Employee to the material detriment of Employer; and/or (E) material breach of this Agreement. Notwithstanding anything to the contrary in this Section 9(a)(i), Employer may not terminate Employee's employment under this Agreement for Cause unless Employee shall


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

have first received notice from the Board advising Employee of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Employee shall have had a reasonable opportunity (at least 20 days from the date Employee receives the notice from the Board) to correct the acts or omissions so complained of.

                             (ii)   In the event that during the term of her
employment with Employer, Employee shall become Disabled (as that term is defined herein), Employer may terminate this Agreement and Employee's employment hereunder at any time upon 10 days' written notice to Employee and Employee shall be entitled to receive disability payments during the succeeding 12-month period at a rate equal to one-half of the rate of the base salary as provided in
Section 4(a) to which she was theretofore entitled, payable in equal installments no less frequently than monthly. For the purposes of this Agreement, Employee shall be deemed to have become Disabled when by reason of his physical or mental incapacity, Employee shall not perform his duties hereunder for a period of four consecutive months or for an aggregate of 120 days in any consecutive period of six months. Any proceeds of disability insurance policies or plans maintained by Employer, in addition to the contributory state mandated minimum coverage policy, for the benefit of Employee shall be paid to Employee and shall reduce on a dollar for dollar basis the obligations of Employer under this Section 9.

                             (iii)  This Employment Agreement and Employer's
obligations hereunder shall terminate upon Employee's death. Upon termination for death, Employer shall continue to pay the compensation payments pursuant to
Section 4(a) to the surviving spouse of Employee (or if there is none to Employee's estate) for the succeeding six (6) months.

                      (b) Termination by Employee. Employee shall have the right to terminate her employment under this Agreement upon 30 days' notice to Employer given within 90 days following the occurrence of any of the following events:

                                    (A)   Employer acts to materially reduce
Employee's duties and responsibilities hereunder.

                                    (B)   A reduction in Employee's rate of base
compensation, the failure to pay Employee a bonus due under Section 10 hereof, or material reduction Employee's other benefits; or


                                    (C)   A material breach of this Agreement by
Employer, which is not cured within thirty (30) days of written notice of such breach by Employer.

If Employer shall terminate Employee's employment other than due to his death or disability or for Cause (as defined in Section 9(a)(i) of this Agreement), or if Employee shall terminate this Agreement under Section 9(b), Employee shall continue to be entitled to receive all amounts provided for by Section 4 and all additional employee benefits under Section 4 regardless of the


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amount of compensation he may earn with respect to any other employment she may obtain for the remainder of the Term as it may be extended from time to time.

               10. Bonus. Each of Employee, Warren Golden and Irving Magram (collectively the "Total Bonus Pool Participants") shall be entitled to a portion of an amount equal to ten percent (10%) of Employer's earnings before income taxes up to a maximum of $150,000 per Annual Period ("Total Bonus Pool"). The allocation of the Total Bonus Pool to each Total Bonus Pool Participant shall be as follows: Employee - 20%; Warren Golden - 40%; Irving Magram - 40%. The Total Bonus Pool shall be payable within 90 days after the end of Employer's fiscal year commencing with the fiscal year ended September 30, 1998. So long as any Total Bonus Pool Participant is an employee of Employer, the full amount of the Total Bonus Pool shall be dispersed to the Total Bonus Pool Participants annually.

               11. Excise Tax. In the event that any payment or benefit received or to be received by Employee in connection with a termination of his employment with Employer would constitute a "parachute payment" within the meaning of Code Section 280G or any similar or successor provision to 280G and/or would be subject to any excise tax imposed by Code Section 4999 or any similar or successor provision then Employer shall assume all liability for the payment of any such tax and Employer shall immediately reimburse Employee on a "grossed-up" basis for any income taxes attributable to Employee by reason of such Employer payment and reimbursements.

               12. Arbitration. Any controversies between Employer and Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement, save and except for any breaches arising out of Sections 7 and 8 hereof, shall on the written request of either party served on the other be submitted to arbitration. Such arbitration shall comply with and be governed by the rules of the American Arbitration Association. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. An arbitrator shall be selected according to the procedures of the American Arbitration Association. The cost of arbitration shall be born by the losing party or in such proportions as the arbitrator shall decide. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.

               13. Attorneys' Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

               14. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between Employer and Employee with respect to


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Employee's employment by Employer. The unenforceability of any provision of this
Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

               15. Assignment. This Agreement shall not be assigned to other parties.

               16. Governing Law. This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the State of New York.

               17. Notices. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when (a) delivered by hand; (b) sent be telex or telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or (c) received by the addressee as sent be express delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:

                             (i)    if to the Employer:

                                    Diplomat Corporation
                                    25 Kay Fries Drive
                                    Stony Point, New York 10980
                                    Attention: Jonathan Rosenberg
                                    Telefax: (914) 786-8727
                                    Telephone: (914) 786-5552

                                    With a copy to:

                                    Gersten, Savage, Kaplowitz & Fredericks, LLP

                                    101 East 52nd Street
                                    New York, New York 10022
                                    Attention:  Jay M. Kaplowitz, Esq.
                                    Telefax: (212) 980-5192
                                    Telephone: (212) 752-9700

                             (ii)   if to the Employee:

                                    Stephanie Sobel
                                    21 Alice Avenue
                                    Merrick, New York 11566
                                    Telefax:


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                                    Telephone:

                                    With a copy to:

                                    Rosenman & Colin LLP
                                    575 Madison Avenue
                                    New York, New York 10022
                                    Attention: Joel Yunis
                                    Telefax: (212) 940-8776
                                    Telephone: (212) 940-8800

               18. Severability of Agreement. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

               19. Guarantee. In order to induce Employee to execute and deliver this Agreement, Parent hereby irrevocably and unconditionally guarantees the full, prompt and complete performance of each and every obligation and liability of Employer under this Agreement.

        IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

                                    LEW MAGRAM LTD.


                                    By:__________________________________
                                       Jonathan Rosenberg, Vice President





                                       __________________________________
                                       Stephanie Sobel



                                       AS TO SECTION 19

                                       DIPLOMAT CORPORATION



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                                       By:_______________________________
                                          Jonathan Rosenberg, President








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                                  EXHIBIT 8(b)

                   REGISTRATION RIGHTS AND TRANSFER AGREEMENT


               THIS REGISTRATION RIGHTS AND TRANSFER AGREEMENT, dated as of ________, 1998 by and between DIPLOMAT CORPORATION, a Delaware corporation (the "Company"), and Irving Magram, Warren Golden and Stephanie Sobel (individually a "Holder", and together with the holders of other Registrable Securities hereinafter described, the "Holders").

               WHEREAS, pursuant to the Agreement and Plan of Merger ("Merger Agreement") effective simultaneously herewith, the Company has issued to the Holders, exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), shares of Series D Preferred Stock ("Preferred Stock") which are convertible into shares of the Company's common stock, $.0001 par value (the "Common Stock") and Additional Common Stock (as defined in the Merger Agreement);

               WHEREAS, pursuant to the terms of and in order to induce the Holders to enter into the Agreement and Plan of Merger, the Company and the Holders have agreed to enter into this Agreement; and

               WHEREAS, it is intended by the Company and the Holders that this Agreement shall become effective immediately upon the acquisition by the Holder of the Preferred Stock.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Agreement and Plan of Merger, the Company and the Holder hereby agree as follows:

               1.     Registration Rights.

                      (a) Definitions. As used herein, the following terms have the following meanings.

                             (i)    "Register",  "registered" and
"registration" shall refer to a registration effected by filing a registration statement in compliance with the 1933 Act and the declaration or ordering by the Commission of the effectiveness of such registration statement.

                             (ii)   "Registrable Securities" shall mean (i) (A)
all shares of Common Stock issuable upon conversion of the Preferred Stock and
(B) the Additional Common Stock and (ii) any shares of Common Stock of the Company issued as a dividend or other distribution with respect to, exchange for or in replacement of, the shares of Common Stock, referenced in (i) above, excluding in all cases, however, any Registrable Securities held by a person to whom registration rights have not been transferred pursuant to the provisions of
Section 6.

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

                      (b)    Required Registration.

                             (i)    The Company shall file a registration
statement as soon as practicable upon execution of the Agreement and Plan of Merger and shall effect promptly the registration of [pro rata share of 666,667 or 444,444] shares of the Registrable Securities, such shares to be allocated among the Holders in accordance with the Allocation Formula (defined below). If all of the Registrable Securities have not yet been sold by the Holders and the Company registers less than all of the Registrable Securities under this Section 1(b)(i), then the shares of Registrable Securities to be registered shall be allocated among the Holders as follows (the "Allocation Formula"): (i) the first 222,222 shares of Registrable Securities shall be allocated to Irving Magram;
(ii) the next 100,000 shares of Registrable Securities shall be allocated 66.67% to Warren Golden and 33.33% to Stephanie Sobel; (iii) the next 122,222 shares of Registrable Securities shall be allocated 75% to Irving Magram; 16.67% to Warren Golden and 8.33% to Stephanie Sobel; and (iv) any remaining shares of Registrable Securities shall be allocated to the Holders in proportion to the Registrable Securities requested to be registered by each such Holder. In the event that a Holder does not request that his or her Registrable Securities be included in a registration statement, then the securities allocable to such Holder shall be allocated to the other Holders in accordance with the Allocation Formula.

                             (ii)   The amount of Registrable Securities sold by
the Holders under this Section 1(b) for any month shall not exceed 75,000 in the aggregate, allocated among the Holders in accordance with the Allocation Formula or as the Holders may agree. Each Holder shall give the Company fifteen trading days' prior written notice of any sale of Registrable Securities under this
Section 1(b)(ii). The Company or its assignee(s), shall have the right to call 50% of the Registrable Securities to be sold by a Holder under this Section 1(b)(ii) at 75% of the fair market value of the shares. For purposes of this paragraph, fair market value shall mean the average closing price of the Company's common stock for the three trading days immediately prior to the date of the Holder's notice above. The closing of the purchase of the shares upon exercise of a call shall be five business days after notice of exercise such call.

                             (iii)  At any time from the date hereof to the
earlier of (A) ______________, 1998 [90 days from the date of the Agreement and Plan of Merger] or (B) five business days after the effective date of the registration statement described in this Section 1(b), assuming in both cases that the transaction contemplated in the Agreement and Plan of Merger has closed prior thereto, the Company, or its assignee(s) shall have the right to call the [pro rata share of 666,667 or 444,444] shares registered under this Section 1(b) at the price of the greater of (A) 75% of the fair market value of the shares or
(B) $3.00 per share. For purposes of this paragraph, fair market value shall mean the average closing price of the Company's common stock for the three trading days immediately prior to the notice exercising the call. The closing of the purchase of the shares upon exercise of the call shall be five business days after notice of exercise of the call.



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


                      (c) "Piggyback" Registration. If at any time after the date hereof, the Company proposes to register any of its securities other than in connection with a merger or pursuant to Form S-8 or other comparable form, the Company shall request that the managing underwriter (if any) of such underwritten offering include the Registrable Securities. If such managing underwriter agrees to include the Registrable Securities in the underwritten offering, the Company shall at such time give prompt written notice to all Holders of its intention to effect such registration and of such Holders' right under such proposed registration, and upon the request of any such Holder delivered to the Company within twenty (20) days after giving such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company shall include such Registrable Securities held by such Holder requested to be included in such registration; provided, however, that:

                             (i)    If, at any time after giving such written
notice of the Company's intention to register any of the Holders' Registrable Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay the registration of such Registrable Securities, at its sole election, the Company may give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Securities issued or issuable in connection with such registration (but not from its obligation to pay registration expenses in connection therewith or to register the Registrable Securities in a subsequent registration); and in the case of a determination to delay a registration shall thereupon be permitted to delay registering any Registrable Securities for the same period as the delay in respect of securities being registered for the Company's own account.

                             (ii)   If the managing underwriter in such
underwritten offering shall advise the Company that it declines to include a portion or all of the Registrable Securities requested by the Holders to be included in the registration statement, then registration of all or a specified portion of the Registrable Securities shall be excluded from such registration statement (in case of an exclusion as to a portion of the Registrable Securities, such portion to be excluded shall be allocated among such Holders and any affiliates and other selling shareholders of the Company including securities to be registered in such underwritten offering in proportion to the respective number of Registrable Securities and other securities requested to be registered by each such Holder and affiliate). In such event the Company shall give the applicable Holders prompt notice of the number of Registrable Securities excluded from such registration at the request of the managing underwriter. No such exclusion shall reduce the securities being offered by the Company for its own account to be included in such registration statement.

                             (iii)  The Holders, subject to the provisions of
Section 1, shall have the option to include their Registrable Securities in the

Company's underwritten offering. The Company shall not be required to include any of the Holders' Registrable Securities in an underwritten offering of the Company's securities unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided such terms are usual and customary for selling stockholders) and the Holders agree to execute such

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


documents in connection with such registration as the Company or the managing underwriter may reasonably request.

                             (iv)   A managing underwriter of the Company's
securities may, at such managing underwriters discretion, delay a registration of the Registrable Securities under this Section 1(c), provided, however, that if such managing underwriter does delay such registration, then the Company shall, at the request of any Holder within 120 days of the effectiveness of the Company's registration statement, effect the registration of at least 400,000 shares of Registrable Securities (such shares to be allocated among the Holders in accordance with the Allocation Formula).

                      (d) Demand Registration. In the event the Holders have not sold all of their Registrable Securities within one year from the date hereof, if the Holder or Holders of an aggregate of at least 50% of the Registrable Securities then outstanding propose to dispose of at least 20% of the then Registrable Securities (such Holder or Holders being herein called the "Initiating Holders"), the Initiating Holders may request, on one occasion, the Company, in writing, to effect such registration, stating the number of shares of Registrable Securities to be disposed of by such Initiating Holders (which shall be not less than 20% of the then Registrable Securities) and the intended method of disposition. Upon receipt of such request, the Company will give prompt written notice thereof to all other Holders whereupon such other Holders shall give written notice to the Company within twenty (20) days after the date of the Company's notice (the "Notice Period") if they propose to dispose of any shares of the Registrable Securities pursuant to such registration, stating the number of shares of the Registrable Securities to be disposed of by such Holder or Holders and intended method of disposition. The Company shall effect promptly after the Notice Period the registration under the 1933 Act of all shares of the Registrable Securities specified in the requests of the Initiating Holders and the requests of the other Holders; provided, however, that such period may be delayed by the Company for up to ninety (90) days in total if, (A) upon the advice of counsel, at the time the Company is required to exercise its best efforts to cause such registration statement to become effective, such delay is advisable and in the best interests of the Company because of the existence of non-public material information, or (B) to allow the Company to complete any pending audit of its financial statements.

                      (e) Cooperation with Company. The Holder will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

                      (f) Termination of Rights. The Company's obligations under this Section 1 shall terminate upon the date upon which all Registrable Securities are eligible for resale without registration.

               2. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the 1933 Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

                      (a) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement and shall use its best efforts to cause such registration statement to become effective and remain effective until all the Registrable Securities are sold or become capable of being publicly sold without registration under the 1933 Act;

                      (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder or Holders of such securities shall desire to sell or otherwise dispose of the same until the earlier of (i) nine months from the effectiveness of the registration statement; or (ii) all the shares owned by Holder are eligible for sale under Rule 144;

                      (c) furnish to the Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as the Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by the Holder;

                      (d) register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                      (e) use its best efforts to list such securities on any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange;

                      (f) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

                      (g) notify the Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                      (h) furnish, at the request of the Holder on the date such Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date the registration statement with respect to such Registrable Securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purpose of such registration addressed to the underwriters, if any, and to the Holder making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the Holder of such Registrable Securities may reasonably request and are customarily included in such an opinion and (ii) letters, dated, respectively, (1) the effective date of the registration statement and (2) the date such Registrable Securities are delivered to the underwriters, if any, for sale pursuant to such registration, from a firm of independent certified public accountants of recognized standing selected by the Company, addressed to the underwriters, if any, and to the Holder making such request, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the Holder of such Registrable Securities may reasonably request and are customarily included in such letters; and

                      (i) take such other actions as shall be reasonably requested by any Holder to facilitate the registration and sale of the Registrable Securities; provided, however, that the Company shall not be obligated to take any actions not specifically required elsewhere herein which in the aggregate would cost in excess of $5,000.

               3. Resale of Registrable Securities. Six months after the date hereof, the Holders may sell (in accordance with the Allocation Formula) Registrable Securities in a private placement or block trade in which the Company will cooperate with the Holders, or be sold through a sale that the Holder undertakes independently, in which case the Company's underwriter or principal market maker will have a right of first refusal to purchase the Registrable Securities on the same terms as offered to a third party, which right of first refusal the underwriter has thirty days after notice thereof to exercise, provided, however, any such sale must comply with, or be exempt from, registration under the 1933 Act and applicable blue sky laws as stated in a legal opinion of counsel acceptable to the Company. The offering price in said private placement shall have a maximum discount of fifty percent (50%) from the then current market price of the Company's Common Stock, but no less than $2.25 per share.

               4. Expenses. All expenses incurred in any registration of the Holder's Registrable Securities under this Agreement shall be paid by the Company, including, without limitation, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Holders' Registrable Securities under federal and state securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2(d); provided, however, the

Company shall not be liable for (a) any discounts or commissions to any underwriter, (b) any stock transfer taxes incurred with respect to Registrable Securities sold in the offering or (c) the fees and expenses of counsel for any Holder, provided that the Company will pay the costs and expenses of Company counsel when the Company's counsel is representing any or all selling security holders.

               5. Indemnification. In the event any Registrable Securities are included in a registration statement pursuant to this Agreement:

                      (a) Company Indemnity. Without limitation of any other indemnity provided to any Holder, either in connection with the offering or otherwise, to the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the affiliates, officers, directors and partners of each Holder, any underwriter (as defined in the 1933 Act) for such Holder, and each person, if any, who controls such Holder or underwriter (within the meaning of the 1933 Act or the Securities Exchange Act of 1934 (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statements including any preliminary prospectus or final prospectus contained therein or any amendments or supplements, thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, or any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law, and in each case, the Company shall reimburse the Holder, affiliate, officer or director or partner, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder or any other officer, director or controlling person thereof.

                      (b) Holder Indemnity. The Holder shall indemnify and hold harmless the Company, its affiliates, its counsel, officers, directors, shareholders and representatives, any underwriter (as defined in the 1933 Act) and each person, if any, who controls the Company or the underwriter (within the meaning of the 1933 Act or the Exchange Act), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or any state securities law, and the Holder shall reimburse the Company, affiliate, officer or director or partner, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; insofar as such losses, claims, damages or liabilities (or actions and respect thereof) arise out of or are based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder. Notwithstanding the above, the Holder's indemnification shall be limited to the dollar value of the securities being registered for the account of the Holder.

                      (c) Notice; Right to Defend. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any government action) such indemnified party shall, if a claim in respect thereof made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement.

                      (d)    Contribution.   If  the  indemnification  provided
for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount the Holder shall be obligated to contribute pursuant to the Agreement shall be limited to an amount equal to the proceeds to the Holder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

                      (e) Survival of Indemnity. The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable Securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

               6. Assignment of Registration Rights. The rights of the Holder under this Agreement, including the rights to cause the Company to register Registrable Securities, may not be assigned without the prior written consent of the Company which consent shall not be unreasonably withheld.

               7. Limitations on Other Registration Rights. Except as otherwise set forth in this Agreement, the Company shall not, without the prior written consent of the Holder of Registrable Securities, file any registration statement filed on behalf of any person (including the Company) other than the Holder to become effective during any period when the Company is not in compliance with this Agreement.


               8.     Remedies.

                      (a) Time is of the Essence. The Company agrees that time is of the essence of each of the covenants contained herein and that, in the event of a dispute hereunder, this Agreement is to be interpreted and construed in a manner that will enable the Holders to sell their Registrable Securities as quickly as possible after such Holders have indicated to the Company that they desire their Registrable Securities to be registered. Any delay on the part of the Company not expressly permitted under this Agreement, whether material or not, shall be deemed a material breach of this Agreement.

                      (b) Remedies Upon Default or Delay. The Company acknowledges the breach of any part of this Agreement may cause irreparable harm to the Holder and that monetary damages alone may be inadequate. The Company therefore agrees that the Holder shall be entitled to injunctive relief or such other applicable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit a Holder's right to any remedies at law, including recovery of damages for breach of any part of this Agreement.

               9.     Notices.

                      (a) All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or telegraphed or telexed with confirmation of receipt or delivered by hand or by overnight delivery service,

                             (i)    If to the Company, at:

                                    Diplomat Corporation
                                    25 Kay Fries Drive

                                    Stony Point, New York 10980
                                    Attention: Jonathan Rosenberg, President

                                    With a copy to:

                                    Gersten, Savage, Kaplowitz & Fredericks, Jr.
                                    101 East 52nd Street
                                    New York, New York 10022
                                    Attention: Wesley C. Fredericks, Jr.

or at such other address as it may have furnished in writing to the Holder of Registrable Securities at the time outstanding, or

                             (ii)   if to the  Holder of any  Registrable
Securities, to the address of such Holder as it appears in the stock ledger of the Company.


                                    With a copy to:

                                    Rosenman & Colin
                                    575 Madison Avenue
                                    New York, New York 10022
                                    Attention: Joel Yunis

                      (b) Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three days after so mailed, when telegraphed or telexed shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when delivered.

               10. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holders.

               11. Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the Company and the Holders; provided, however, that no such amendment or waiver shall take away any registration right of the Holders of Registrable Securities or reduce the amount of reimbursable costs to the Holders of Registrable Securities in connection with any registration hereunder without the consent of the Holders. No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

               12. Counterparts. One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

               13. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to conflicts of law principles.

               14. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

               15. Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter affect the meaning or interpretation of any provisions hereof.


               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


DIPLOMAT CORPORATION


By:
   ---------------------------


------------------------------
Irving Magram


------------------------------
Stephanie Sobel


------------------------------
Warren Golden

                                  EXHIBIT 8(c)

                         ASSIGNMENT OF RIGHTS AGREEMENT

        This Agreement is entered as of _____________, 1998 by and between Robert M. Rubin ("Rubin"), Jay M. Kaplowitz ("Kaplowitz"), Lew Magram Ltd., a New York corporation ("Magram"), Diplomat Corporation, a Delaware corporation ("Diplomat"), Irving Magram, Warren Golden, and Stephanie Sobel. Irving Magram, Warren Golden, and Stephanie Sobel are colectively referred to herein as the "Magram Stockholders".

        WHEREAS, Rubin, Kaplowitz, Magram and the Magram Stockholders entered into a Stock Purchase Agreement dated May 16, 1997 (the "Magram Agreement") which provided that, as an inducement to acquire Senior Convertible Preferred Stock from Magram, Magram and the Magram Stockholders made certain representations and warranties which were to survive the closing of the Magram Agreement; and

        WHEREAS, as an inducement to enter into the Agreement and Plan of Merger between Diplomat and Magram, et al., dated ____________, 1997 (the "Merger Agreement"), Rubin and Kaplowitz desire to assign certain rights under the Magram Agreement to Diplomat.

        NOW, THEREFORE, the parties, intending to be bound, and for good and valuable consideration, hereby agree as follows:

               1. Assignment of Rights. Rubin and Kaplowitz assign to Diplomat
(i) all of their rights either or both have to assert any breach or misrepresentation of any and all representations and/or warranties in Section 3 of the Magram Agreement and (ii) any and all remedies available to either or both of them from such breach or misrepresentation against Magram and/or the Magram Stockholders.

               2. Waiver. As consideration for the assignment as provided in
Section 1 herein, Diplomat, on behalf of itself and its officers, directors, subsidiaries (including Magram Acquisition Corp. and, following consummation of the merger, Magram), affiliates, successors and assigns, hereby waives any and all rights and remedies, if any, that Diplomat or any of the foregoing may have in the future against Rubin and/or Kaplowitz for any breach or misrepresentation of any representation or warranty contained in Section 3 of the Merger Agreement. Such waiver shall not constitute a waiver or diminution of any rights Diplomat has or may have against any other party making representations and warranties under Section 3 of the Merger Agreement.

               3. Consent to Assignment. Each of Magram and the Magram Stockholders consent to the assignment or rights as provided in Section 1 herein.

               4. Survival. This Agreement shall survive the closing of the Merger Agreement and the closing of the Magram Agreement. The Magram Agreement shall remain in full force and effect in accordance with its terms.



                                                   -----------------------------
                                                          Robert Rubin


                                                   -----------------------------
                                                          Jay Kaplowitz

                                                   DIPLOMAT CORPORATION


                                                   By:
                                                      --------------------------
                                                   Name:
                                                   Title:

                                                   LEW MAGRAM, LTD.

                                                   By:
                                                      --------------------------
                                                   Name:
                                                   Title:


                                                   -----------------------------
                                                          Irving Magram


                                                   -----------------------------
                                                          Warren Golden


                                                   -----------------------------
                                                          Stephanie Sobel